PROSPECTUS AND			PRICING SUPPLEMENT NO. 28
PROSPECTUS SUPPLEMENT,		Effective at 12:38 PM ET
each dated January 12, 1999	January 19, 2000
CUSIP: 24422ELR8			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,765,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each January 24, July 24,
commencing on July 24, 2000
and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				January 24, 2000

MATURITY DATE:				January 24, 2003

INTEREST RATE:				7.33% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Salomon Smith Barney, as agent, has
                                    offered the Senior Notes for
                                    sale at a price of 99.987% of
                                    the aggregate principal amount of
                                    the Senior Notes.




Salomon Smith Barney